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                             FMCC ACQUISITION CORP.
                            c/o Fahnestock & Co. Inc.
                           110 Wall Street (9th Floor)
                               New York, NY 10005

                                                      June 17, 1997

First of Michigan Capital Corporation
1888 Limited Partnership
DST Systems, Inc.

                  Reference is made to that certain Tender Offer Agreement dated as of June 11, 1997 (the "Tender Offer Agreement"), among us and you. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Tender Offer Agreement.

                  Buyer, the Company and Sellers agree that the Tender Offer Agreement hereby is amended as follows:

         1. The third sentence of Section 2.2(e) is amended by inserting the words "as of the Purchase Date and" after the phrase "will constitute".

         2. Clause (h) of Exhibit A to the Tender Offer Agreement is amended in its entirety to read as follows:

                           "(h) immediately prior to and at the time shares of Common Stock are accepted for payment, the entire Board of Directors of the Company shall not be composed of designees of Buyer, provided Buyer shall have used its best efforts to make such designations prior to the expiration of the Offer."

                  Except as amended hereby, the Tender Offer Agreement remains in full force and effect.

                                         Very truly yours,

                                         FMCC ACQUISITION CORP.

                                         By: /s/ Albert G. Lowenthal
                                             ---------------------------
                                             Name: Albert G. Lowenthal
                                             Title: Chairman of the Board and
                                                    Chief Executive Officer


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Accepted and Agreed to
as of the date first
above written:

FIRST OF MICHIGAN CAPITAL CORPORATION

By: /s/ Edward Soule
    -----------------------------
    Name: Edward Soule
    Title: Chairman of the Board


1888 LIMITED PARTNERSHIP

By: /s/ Louis C. Baker
    -----------------------------
    Name: Louis C. Baker
    Title: General Partner

By: /s/ Craig P. Baker
    -----------------------------
    Name: Craig P. Baker
    Title: General Partner


DST SYSTEMS, INC.

By: /s/ Kenneth V. Hager
    -----------------------------
    Name: Kenneth V. Hager
    Title: Vice President,
           Chief Financial Officer
           and Treasurer

                                        2


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